EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Plainview, NY, April 30, 2012 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the first quarter ended March 31, 2012.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results. All results presented herein are for Veeco’s “Continuing Operations.”

GAAP Results ($M except EPS)

	Q1 ‘12	Q1 ‘11
Revenues	$139.9	$254.7
Net income	$16.5	$58.0
EPS (diluted)	$0.42	$1.36

Non-GAAP Results ($M except EPS)

	Q1 ‘12	Q1 ‘11
Net income	$19.0	$61.3
EPS (diluted)	$0.49	$1.44

First Quarter 2012 Results

John R. Peeler, Veeco’s Chief Executive Officer, commented, “We are executing well during the downturn in MOCVD demand.  Veeco’s first quarter revenue reached the top of our guidance at $140 million. Adjusted EBITA and non-GAAP earnings per share were $25 million and $0.49, respectively, on strong performance on the gross margin line and good expense management.”  Veeco generated about $42 million in cash flow from operations, ending the quarter with $524 million in cash and short term investments.  First quarter LED & Solar revenues were $96 million, including $82 million in MOCVD and $14 million in MBE.  Data Storage revenues were $44 million.

“As anticipated, we experienced a weak bookings environment in Q1, with total orders of approximately $113 million,” continued Mr. Peeler. “LED & Solar orders totaled $85 million, with $70 million in MOCVD and $15 million in MBE.  MOCVD orders increased 19% sequentially, with system orders from customers in Korea, China, Taiwan, Japan and North America. MBE orders increased 71% sequentially on production orders from wireless customers.  Data Storage bookings declined 62% sequentially to $29 million as customer consolidation activity temporarily stalled capacity investments.”  Veeco’s book-to-bill ratio was 0.81 to 1 and quarter-end backlog was $305 million.

Second Quarter 2012 Guidance & Outlook

Veeco’s second quarter 2012 revenue is currently forecasted to be between $120 million and $145 million. Earnings per share are currently forecasted to be between $0.20 to $0.40 on a GAAP basis, and $0.29 to $0.48 on a non-GAAP basis. Please refer to the attached financial table for more details.

Mr. Peeler commented, “I am proud of our team’s ability to execute, stay nimble and deliver solid profitability in a tough year.  We are experiencing growth in our Data Storage and MBE businesses, as well as in Services across all of our technologies. Veeco is focused on keeping our infrastructure lean and discretionary costs low, while at the same time developing next-generation technology solutions to drive future growth. We are on track to deliver 2012 revenue of $500-600 million.”

Mr. Peeler continued, “While MOCVD bookings grew modestly in the first quarter, we have not yet seen a clear inflection in customer buying patterns.  LED customers remain cautious about capacity investment plans and it is still unclear when the MOCVD market will recover. Some positive signs are emerging, including increasing tool utilization rates in Korea, Taiwan and China, and a pick-up in customer quoting activity.”

“Overall, we are seeing positive trends in LED lighting — lower prices, more LED lamp products, and heightened consumer awareness.  LED manufacturers are focused on how to position their businesses for growth as LEDs become the dominant lighting technology.  Despite the business decline in 2012, we firmly believe that the future MOCVD market opportunity will be larger than what we have experienced so far.  With leading market share, strong LED customer relationships, technology leadership, and lowest cost of ownership production systems, Veeco is poised for substantive long term growth in LED lighting,” concluded Mr. Peeler.

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-877-419-6590 (toll free) or 1-719-325-4834 using passcode 8772364. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm ET tonight through midnight on May 14, 2012 at 888-203-1112 or 719-457-0820, using passcode 8772364, and on the Veeco website.  Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco makes equipment to develop and manufacture LEDs, solar cells, hard disk drives and other devices. We support our customers through product development, manufacturing, sales and service sites in the U.S., Korea, Taiwan, China, Singapore, Japan, Europe and other locations.  Please visit us at www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2012	2011

Net sales	$139,909	$254,676
Cost of sales	74,641	123,713
Gross profit	65,268	130,963

Operating expenses (income):
Selling, general and administrative	19,773	22,936
Research and development	23,306	19,871
Amortization	1,215	908
Restructuring	63	—
Other, net	(35)	40
Total operating expenses	44,322	43,755

Operating income	20,946	87,208

Interest (income) expense, net	(203)	1,299
Loss on extinguishment of debt	—	304

Income from continuing operations before income taxes	21,149	85,605
Income tax provision	4,687	27,626
Income from continuing operations	16,462	57,979

Loss from discontinued operations, net of tax	(50)	(5,337)

Net income	$16,412	$52,642

Income (loss) per common share:
Basic:
Continuing operations	$0.43	$1.46
Discontinued operations	—	(0.14)
Income	$0.43	$1.32

Diluted:
Continuing operations	$0.42	$1.36
Discontinued operations	—	(0.12)
Income	$0.42	$1.24

Weighted average shares outstanding:
Basic	38,261	39,842
Diluted	38,863	42,531

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$275,332	$217,922
Short-term investments	247,826	273,591
Restricted cash	852	577
Accounts receivable, net	90,341	95,038
Inventories, net	103,276	113,434
Prepaid expenses and other current assets	27,948	40,756
Assets held for sale	2,341	2,341
Deferred income taxes, current	10,222	10,885
Total current assets	758,138	754,544

Property, plant and equipment, net	91,998	86,067
Goodwill	55,828	55,828
Other assets, net	38,388	39,624
Total assets	$944,352	$936,063

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$38,243	$40,398
Accrued expenses and other current liabilities	103,219	107,656
Deferred profit	7,612	10,275
Income taxes payable	1,888	3,532
Liabilities of discontinued segment held for sale	5,359	5,359
Current portion of long-term debt	253	248
Total current liabilities	156,574	167,468

Deferred income taxes	5,023	5,029
Long-term debt	2,341	2,406
Other liabilities	436	640
Total liabilities	164,374	175,543

Equity	779,978	760,520

Total liabilities and equity	$944,352	$936,063

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2012		2011
Adjusted EBITA

Operating income	$20,946		$87,208

Adjustments:

Amortization	1,215		908
Equity-based compensation	3,130		2,800
Restructuring	63	(1)	—

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$25,354		$90,916

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$16,462		$57,979

Non-GAAP adjustments:

Amortization	1,215		908
Equity-based compensation	3,130		2,800
Restructuring	63	(1)	—
Loss on extinguishment of debt	—		304
Non-cash portion of interest expense	—		769	(2)
Income tax effect of non-GAAP adjustments	(1,909	)(3)	(1,451	)(3)

Non-GAAP Net Income	$18,961		$61,309

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.49		$1.44

Diluted weighted average shares outstanding	38,863		42,531

(1) During the first quarter of 2012, we recorded restructuring charges totaling $0.1 million related to a company-wide reorganization executed during the second half of 2011.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

(3) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending June 30, 2012
	LOW		HIGH
Adjusted EBITA

Operating income	$9,087		$19,355

Adjustments:

Amortization	1,289		1,289
Equity-based compensation	4,096		4,096

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$14,472		$24,740

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$7,698		$15,706

Non-GAAP adjustments:

Amortization	1,289		1,289
Equity-based compensation	4,096		4,096
Income tax effect of non-GAAP adjustments	(1,766	)(1)	(2,156	)(1)

Non-GAAP Net Income	$11,317		$18,935

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.29		$0.48

Diluted weighted average shares outstanding	39,200		39,200

(1) The Company utilizes the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2012	2011
LED & Solar
Bookings	$84,629	$198,245

Revenues	$95,574	$214,698

Operating income	$15,559	$79,811
Amortization	863	487
Equity-based compensation	1,006	679
Restructuring	58	—
Adjusted EBITA	$17,486	$80,977

Data Storage
Bookings	$28,769	$32,614

Revenues	$44,335	$39,978

Operating income	$8,185	$11,560
Amortization	352	363
Equity-based compensation	411	308
Restructuring	5	—
Adjusted EBITA	$8,953	$12,231

Unallocated Corporate
Operating loss	$(2,798)	$(4,163)
Amortization	—	58
Equity-based compensation	1,713	1,813
Adjusted loss	$(1,085)	$(2,292)

Total
Bookings	$113,398	$230,859

Revenues	$139,909	$254,676

Operating income	$20,946	$87,208
Amortization	1,215	908
Equity-based compensation	3,130	2,800
Restructuring	63	—
Adjusted EBITA	$25,354	$90,916